UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

Industrial Logistics Realty Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-200594	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On December 1, 2016, Industrial Logistics Realty Trust Inc. (the “Company”) issued to each of 125 separate investors 56 Class A shares of common stock and 56 Class T shares of common stock. The purchase price for all shares was $8.90 per share. In the aggregate, the Company issued 7,000 Class A shares and 7,000 Class T shares for $124,600. The Company issued these shares of common stock in a private transaction exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.

Also on December 1, 2016, the Company issued to each of the 125 separate investors a promissory note with a principal amount of $3,003.20 (each a “Note” and collectively the “Notes”). The purchase price for each Note was $3,003.20 per Note. In the aggregate, the Company issued 125 Notes for $375,400. The Company will pay interest on the unpaid principal amount of the Notes at a rate of 18.25% per annum per Note payable semi-annually in arrears. The Notes mature on November 30, 2046. Some or all of the Notes may be prepaid by the Company at any time, in whole or in part, provided that (i) the Company will pay on the date of such prepayment all accrued and unpaid interest due on such prepaid principal amount to and including the date of prepayment and (ii) if the prepayment occurs prior to the eighteen-month anniversary of the issue date of the Note, the Company will pay on the date of such prepayment a one-time premium equal to $300 per Note. The Company issued the Notes in a private transaction exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

The Company raised an aggregate of $500,000 from the issuance of the common stock and the Notes. As described below, the Company deposited $481,410 of the amount it had raised with a third-party escrow agent.

The common stock and Notes described above were offered through H&L Equities, LLC (“H&L”), a registered broker dealer and an affiliate of REIT Funding, LLC (“REIT Funding”). With respect to this private offering, a fee of approximately $33,750 was paid to REIT Funding and the Company reimbursed REIT Funding for certain expenses. From this fee, REIT Funding paid a brokerage commission of $25,000 to H&L. The Company also paid an administrative fee equal to $10,000 to an affiliate of REIT Funding and agreed to pay the REIT Funding affiliate annual administrative fees equal to $15,000 per annum until the Notes have been paid in full and the REIT Funding affiliate’s administrative duties with respect to the outstanding Notes have been completed.

In addition, on December 1, 2016, in connection with the issuance of the Notes, the Company entered into an escrow agreement (the “Escrow Agreement”) with REIT Funding and Cushing, Morris, Armbruster & Montgomery, LLP (the “Escrow Agent”). Pursuant to the Escrow Agreement, the Company deposited $481,410 of the amounts raised in the private offering of the common stock and Notes with the Escrow Agent. The funds will be held in escrow as security for the repayment of the Notes and are equal to the amount necessary to repay the principal of the Notes, two semi-annual interest payments and the pre-payment premiums that would apply if the Notes were prepaid up to 18 months after issuance. The Escrow Agent will release the escrowed funds to the Company after the Company has raised at least $10,000,000 in its initial public offering from investors unaffiliated with the Company.

The preceding summary does not purport to be a complete summary of the Escrow Agreement or the Notes and is qualified in its entirety by reference to the Escrow Agreement and a Form of Promissory Note, as applicable, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the description of the issuance of the Notes in Item 1.01 of this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the description of the issuance of equity securities in Item 1.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Escrow Agreement, dated December 1, 2016, among Industrial Logistics Realty Trust Inc., REIT Funding, LLC and Cushing, Morris, Armbruster & Montgomery, LLP

10.2	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS REALTY TRUST INC.

December 7, 2016	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	Escrow Agreement, dated December 1, 2016, among Industrial Logistics Realty Trust Inc., REIT Funding, LLC and Cushing, Morris, Armbruster & Montgomery, LLP

10.2	Form of Promissory Note